Exhibit 10.19

TILE SHOP HOLDINGS, Inc.

FORM OF STOCK RESTRICTION AGREEMENT

This Agreement (the “Agreement”) is made this [__] day of [_______], [202[3]] (the “Date of Grant”), by and between Tile Shop Holdings, Inc. (the “Company”), a Delaware corporation with its principal place of business at 14000 Carlson Parkway, Plymouth, MN 55441 and [NAME], an individual having an address at [ADDRESS] (the “Stockholder”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Company’s  2021 Omnibus Equity Compensation Plan (the “Plan”). To the extent that any term of this Agreement conflicts or is otherwise inconsistent with any term of the Plan, as amended from time to time, the terms of the Plan shall take precedence and supersede any such conflict or inconsistent term contained herein.

WHEREAS, the Stockholder is, on the date hereof, an Employee, Director or Consultant of the Company or a Subsidiary; and

WHEREAS, pursuant to the Plan, the Company wishes to grant a restricted stock award to the Stockholder for [# of SHARES]  shares (the “Restricted Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”).

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Stockholder agree as follows:

1. Restricted  Shares to be Subject to Restriction. The Stockholder agrees that the Restricted Shares shall be subject to the risks of forfeiture set forth in Section 2 of this Agreement, to the restrictions on transfer set forth in Section 4 of this Agreement, and to any additional provisions of the Plan applicable to such Restricted Shares during the period that such risks of forfeiture and restrictions on transfer are applicable (the “Restriction Period”).

2. Vesting.

a. The Restricted Shares shall be forfeitable until the risks of forfeiture lapse according to the following schedule and the satisfaction of the other conditions set forth in this Section 2(a) (subject to such rounding conventions as may be employed by the Company from time to time):

i.  [One-third] of the Restricted Shares shall vest on [the first anniversary of the Date of Grant];

ii.  [One-third] of the Restricted Shares shall vest on [the second anniversary of the Date of Grant]; and

iii.  [One-third] of the Restricted Shares shall vest on [the third anniversary of the Date of Grant];

provided, in each case, that the Stockholder remains in continuous employment or other service with the Company or a Subsidiary (“Continuous Service”) through each such vesting date.

b. Any Restricted Shares as to which the risks of forfeiture have not lapsed shall be forfeited immediately if the Stockholder’s Continuous Service terminates for any reason or no reason, with or without cause.

c. Notwithstanding the foregoing provisions of this Section 2, in the event of a Change of Control during the Restriction Period, the vesting schedule set forth in this Section 2 may be accelerated in whole or in part at the sole discretion of the Committee.

3. Stockholder Rights.  The Stockholder shall have all rights as a stockholder with respect to the Restricted Shares subject to forfeiture, including the right to vote, except that, while any portion of the Restricted Shares remains unvested, any dividends paid with respect to the unvested Restricted Shares shall be automatically deferred and accumulated by the Company in a notional bookkeeping account, and shall be paid to the Stockholder in cash (without interest) only at such time(s) as the underlying Restricted Shares become vested in accordance with this Agreement, with the Stockholder’s right to payment of any such dividends being subject to the same risk of forfeiture, restrictions on transferability, and other terms of this Agreement as are the Restricted Shares with respect to which the dividends otherwise were payable. Further, any Shares received by the Stockholder in connection with any stock dividends or distributions payable with respect to unvested Restricted Shares shall be subject to the same vesting conditions and transfer restrictions as the underlying Restricted Shares and shall be subject to such adjustments as contemplated by Section 7 of this Agreement.

4. Restrictions on Transfer. The Stockholder shall not, until the risks of forfeiture lapse, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise, any of the Restricted Shares, or any interest therein, unless and until such are no longer subject to a risk of forfeiture.

5. Effect of Prohibited Transfer. The Company will not be required (a) to transfer on its books any Restricted Shares which have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Restricted Shares, or to pay dividends to, any transferee to whom any such Restricted Shares have been so sold or transferred.

6.  Restrictive Legend.  Any certificates or book entries representing Restricted Shares subject to this Agreement shall bear a legend in substantially the following form, in addition to any other legends that may be required under applicable federal or state securities laws:

“The shares represented by this certificate are subject to a risk of forfeiture and restrictions on transfer set forth in a certain Stock Restriction Agreement between the corporation and the registered owner of this certificate, a copy of which is available for inspection at the offices of the Secretary of the corporation.”

7. Adjustments for Stock Splits, Stock Dividends, etc. The number and kind of shares of Common Stock granted to the Stockholder pursuant to this Agreement shall be subject to adjustment as provided in Section 16 of the Plan.

8. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement will be severable and enforceable to the extent permitted by law.

9. Binding Effect. This Agreement is binding upon and shall inure to the benefit of the Company and the Stockholder and their respective heirs, executors, administrators, legal representatives, successors and assigns, as applicable, subject to the restrictions on transfer set forth in Section 4 herein.

10. No Rights to Employment or Other Service. Nothing contained in this Agreement is to be construed as giving the Stockholder any right to be retained, in any position, as an Employee, Director or Consultant of the Company or a Subsidiary.

11. Notice. All notices required or permitted hereunder must be in writing and are deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party to this Agreement at the address shown above, or at such other address as one party will designate to the other in accordance with this Section 11.

12. Pronouns. Whenever the context may require, any pronouns used in this Agreement are deemed to include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns are deemed to include the plural, and vice versa.

13. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

14. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Stockholder.

15. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

16. Compensation Recovery Policy. The Restricted Shares granted pursuant to this Agreement shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy that may be adopted or maintained by the Company from time to time, including any such policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission or applicable securities exchange.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant.

TILE SHOP HOLDINGS, INC.

___________________________________________ By: [__________________________________________] Title: [________________________________________]

STOCKHOLDER

[___________________]